QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-210169 and 333-194894 on Form F-3 and No. 333-187020 on Form S-8, of our reports dated March 5, 2019, relating to the consolidated financial statements of GasLog Ltd., and the effectiveness of GasLog Ltd.'s internal control over financial reporting, appearing in this Annual Report on Form 20-F of GasLog Ltd. for the year ended December 31, 2018.

Deloitte LLP

London, United Kingdom
March 5, 2019

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM